
RICHARD L. SUTTON            MORRIS, NICHOLS, ARSHT & TUNNELL    RACHEL A. DWARES
JOHANNES R. KRAHMER              1201 north market street        JEFFREY R. WOLTERS
O. FRANCIS BIONDI                     p.o. box 1347              MARYELLEN NOREIKA
LEWIS S. BLACK, JR.          wilmington, delaware 19899-1347     DAVID J. TEKLITS
PAUL WELSH                                _____                  S. MARK HURD
WILLIAM O. LAMOTTE, III                                          RODGER D. SMITH*
DOUGLAS E. WHITNEY               telephone (302) 658-9200        LISA K. W. CROSSLAND
WILLIAM H. SUDELL, JR.           telecopy (302) 658-3989         ERIC D. SCHWARTZ
MARTIN P. TULLY                                                  LUCINDA C.
THOMAS R. HUNT, JR.                                              CUCUZZELLA
A. GILCHRIST SPARKS, III                                         MONA A. LEE
RICHARD D. ALLEN                                                 STANFORD L.
DAVID LEY HAMILTON                                               STEVENSON, III
JOHN F. JOHNSTON                                                 J. ANDREW HUFFMAN
WALTER C. TUTHILL                                                DEREK C. ABBOTT
DONALD F. PARSONS, JR.                July 30, 1999              JESSICA ZELDIN
JACK B. BLUMENFELD                                               BRADLEY JAMES ENNA
DONALD NELSON ISKEN                                              DAVID A. HARRIS
DONALD E. REID                                                   ELIZABETH A. BROWN
DENISON H. HATCH, JR.                                            PATRICIA A. O'NEILL
THOMAS C. GRIMM                                                  GREGORY W.
KENNETH J. NACHBAR                                               WERKHEISER
ANDREW M. JOHNSTON                                               WENDY L. WALTER
MARY B. GRAHAM                                                   CHRISTOPHER F.
MICHAEL HOUGHTON                                                 CARLTON
MATTHEW B. LEHR                                                  STEPHANIE L. NAGEL
THOMAS R. PULSIFER                                               JOELLE E. POLESKY
JON E. ABRAMCZYK                                                 RICHARD W. ELLIS
ALAN J. STONE                                                    FRANCIS X. GORMAN
LOUIS G. HERING                                                  JOHN D. PIRNOT
FREDERICK H. ALEXANDER                                           MEGAN E. WARD
R. JUDSON SCAGGS, JR.
WILLIAM M. LAFFERTY
KAREN JACOBS LOUDEN
KAREN L. PASCALE                                                 ANDREW B.
DONNA L. CULVER                                                  KIRKPATRICK, JR.
JULIA HEANEY                                                     DAVID A. DREXLER
JONATHAN I. LESSNER                                              WALTER L. PEPPERMAN, II
ROBERT J. DEHNEY
COLM F. CONNOLLY
                                                                      OF COUNSEL


Prudential Index Series Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077

               Re:    Prudential Index Series Fund
                      ----------------------------


Ladies and Gentlemen:

               We acted as special Delaware counsel to Prudential Index Series Fund, a Delaware business trust (the "Trust"), in connection with the formation of the Trust and related matters. In such capacity, we rendered an opinion concerning the Trust dated October 30, 1992, a copy of which is attached hereto (the "Prior Opinion"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Prior Opinion.

               In rendering this further opinion, we have examined the documents referenced in our Prior Opinion and, in addition, copies of: (i) a Second Amendment to Agreement and Declaration of Trust of the Trust dated as of October 28, 1996 (the "Second Amendment"); (ii) a Third Amendment to Agreement and Declaration of Trust dated as of October 15, 1997 (the "Third Amendment"); (iii) a Second Amendment to the Certificate as filed in the Recording Office on October 29, 1996; (iv) a Third Amendment to the Certificate as filed in the Recording Office on January 14, 1998; (v) certain minutes of meetings of the Board of Trustees of the Trust dated February 19, 1997, August 26, 1997 and May 26, 1999; (vii) Post-Effective Amendments Nos. 1-12 to the Registration Statement of the Trust on Form N1-A, as filed with the Securities and Exchange Commission (the "Post-Effective Amendments"); and (viii) a certification of good standing of the Trust obtained from the Recording Office as of a recent date. The opinions hereinafter expressed are based upon the same assumptions, effective as of the date of the Prior Opinion and the date hereof, as set forth in the Prior Opinion, including as applicable to the new documents herein referenced. For purposes of this supplemental opinion, (A) references to the Governing Instrument in the Prior Opinion shall be deemed references to the Governing

Prudential Index Series Fund
July 30, 1999
Page 2


Instrument as amended by the Second Amendment and the Third Amendment, (B) references to the Registration Statement of the Trust in the Prior Opinion shall be deemed references to the Registration Statement as amended by the Post-Effective Amendments and (C) references in the Prior Opinion to Applicable Shares shall be deemed references to Shares of the currently existing Series of the Trust (and classes thereof).

               Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, we hereby reconfirm to you as of the date hereof the opinions set forth in the Prior Opinion.

               We consent to the filing of this supplemental opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This supplemental opinion is intended solely for the benefit of the addressee hereof and, except as provided in the foregoing sentence, may not be furnished or quoted to, or relied upon, by any other person or entity for any purpose without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and certificates and the application of Delaware law as the same exists on the date hereof, and we undertake no obligation to update or supplement this supplemental opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                Very truly yours,

                                MORRIS, NICHOLS, ARSHT & TUNNELL

                                Walter C. Tuthill

                [Letterhead of Morris, Nichols, Arsht & Tunnell]

                                October 30, 1992

The Prudential Institutional Fund
Prudential Plaza
751 Broad Street
Newark, New Jersey  07102-3777

               Re:    The Prudential Institutional Fund
                      ---------------------------------


Ladies and Gentlemen:

               We have acted as special Delaware counsel to The Prudential Institutional Fund, a Delaware business trust (the "Trust"), in connection with certain matters relating to the organization of the Trust and the proposed issuance of Shares of certain Series of the Trust (the "Applicable Shares") pursuant to and as described in Registration Statement No. 33-48066 on Form N-1A filed with the Securities and Exchange Commission, as amended by Pre-Effective Amendment Nos. 1 and 2 thereto (as amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated May 11, 1992, as amended by the First Amendment to Agreement and Declaration of Trust of the Trust dated as of July 7, 1992 (as amended, the "Governing Instrument").

               In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on May 11, 1992 (the "Certificate"), as amended by a First Amendment thereto as filed in the Recording Office on June 1, 1992; the Governing Instrument; a Purchase Agreement dated as

The Prudential Institutional Fund
October 30, 1992
Page 2


of July 7, 1992 between the Trust and Prudential Institutional Fund Management, Inc.; the revised By-Laws of the Trust as adopted on October 5, 1992; Resolutions of the Sole Trustee of the Trust dated May 11, 1992; a Written Consent of Sole Trustee of the Trust dated as of July 7, 1992; a Written Consent of Sole Trustee of the Trust dated as of October 5, 1992; a Consent of Sole Shareholder of the Trust dated as of October 5, 1992; minutes of a meeting of the Board of Trustees of the Trust dated October 12, 1992; the Registration Statement; the Trust's Notification of Registration Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A as filed with the Securities and Exchange Commission on May 21, 1992; and a certificate of good standing of the Trust obtained as of a recent date from the Recording Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents (provided that we do not assume due authorization of any of the foregoing on behalf of the Trust), and of all documents contemplated by the Governing Instrument, By-Laws, applicable Resolutions of the Sole Trustee or Trustees and the Registration Statement (including the Prospectus and Statement of Additional Information forming a part thereof) (collectively, the "Operative Documents") to be executed by investors acquiring Applicable Shares (the "Shareholders" and each, individually, a "Shareholder"); (ii) the payment of consideration for Applicable Shares, and the application of such consideration, as provided in the Governing Instrument, and compliance with the other terms, conditions and restrictions set forth in the Operative Documents in connection with the issuance of Applicable Shares; (iii) that appropriate notation of the names and addresses of, the number of Applicable Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Applicable Shares;
(iv) that no event has occurred subsequent to the filing

The Prudential Institutional Fund
October 30, 1992
Page 3


of the Certificate that would cause a termination or reorganization of the Trust under Section 2 or 3 of Article VIII of the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Business Trust Act, 12 Del.
C. ss.ss. 3801 et seq. (the "Delaware Act"); and (vi) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we have not participated in the preparation of the Registration Statement or any other offering documentation relating to the Trust, the Applicable Shares or the related Series, and we assume no responsibility for their contents. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

               Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

               1. The Trust is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware.

               2. The issuance of the Applicable Shares has been duly authorized on behalf of the Trust and, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Operative Documents, the Applicable Shares will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

               3. Under the Delaware Act and the terms of the Governing Instrument, each Shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, that we express no opinion

The Prudential Institutional Fund
October 30, 1992
Page 4




with respect to the liability of any Shareholder who is, was or may become a named Trustee of the Trust. Neither the existence nor exercise of the voting rights granted to Shareholders under the Governing Instrument will, of itself, cause a Shareholder to be deemed a trustee of the Trust under the Delaware Act. Notwithstanding the foregoing or the opinion expressed in paragraph 2 above, we note that, pursuant to Section 5 of Article IV of the Governing Instrument, the Trustees have the power to cause Shareholders, or Shareholders of a particular Series, to have the obligation to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership.

               We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

               We understand that the firm of Arnold & Porter may rely as to matters of Delaware law on the opinions set forth above in connection with the rendering of its opinion to you dated on or about the date hereof concerning the issuance of Applicable Shares, and we hereby consent to such reliance. Except as provided above, the opinions set forth above are expressed solely for the benefit of the addressee hereof and may not be furnished or quoted to, or relied upon, by any other person or entity for any purpose without our prior written consent.

                                   Sincerely,

                                   MORRIS, NICHOLS, ARSHT & TUNNELL

                                  /s/ WALTER C. TUTHILL
                                      -----------------------------
                                      Walter C. Tuthill